Exhibit 10.8.5
FOURTH AMENDMENT
TO THE
COLT DEFENSE LLC
SALARIED EMPLOYEES’ RETIREMENT INCOME PLAN
     WHEREAS, Colt Defense LLC (the “Employer”) sponsors a defined benefit pension plan known as the Colt Defense LLC Salaried Employees’ Retirement Income Plan (the “Plan”); and
     WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan; and
     WHEREAS, the Internal Revenue Service has issued final Regulations under Code Section 415 of the Internal Revenue Code (the “Code”); and
     WHEREAS, effective as of the first day of the limitation year beginning on or after July 1, 2007, the Employer desires to amend the Plan to incorporate such Regulations into the Plan;
     NOW, THEREFORE, effective as of January 1, 2008, the Employer hereby amends the Plan to provide as follows:
     1. Section 1.38 of Article I, the Plan definition of “Section 415 Compensation”, is amended in its entirety as follows:
     “1.38 SECTION 415 COMPENSATION
The term Section 415 Compensation means a Participant’s wages as defined in Code Section 3401 (a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a twelve (12) month period for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. For Plan purposes, the “limitation year” shall be the Plan Year, and “Section 415 Compensation” shall be determined without regard to any rules under Code Section 3401 (a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)), and is further subject to the following:
(a)	Effective with respect to Plan Years beginning after December 31, 1997, “Section 415 Compensation” shall include amounts excluded from income pursuant to the provisions of Code Sections 125, 402(g)(3), 403(b) or 457.

(b)	For Plan Years beginning on and after January 1, 2001, “Section 415 Compensation” shall include elective amounts that are not includible in the gross income of the Employee by reason of Code section 132(f)(4). This amendment shall also apply to the definitions of “Section 415 Compensation” applied within in the definition of Highly Compensated Employee in Section 1.21, the definition of Key Employee in Section 10.4, the definition of Leased Employee in Section 1.23, the required minimum benefit for top-heavy purposes in Section 10.2, and the maximum Plan accruals under Code Section 415 described in Section 6.1.

(c)	A Participant’s “Section 415 Compensation” is further defined as compensation within the meaning of Treasury regulations sections 1.415(c)-2(b) and (c), subject to the following rules:
(1)	Compensation shall be included in a Plan Year only if actually paid or made available during such Plan Year, but also shall include amounts earned but not paid during the Plan Year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next Plan Year, the amounts are included on a uniform and consistent basis with respect to all similarly situated employees, and no compensation is included in more than one Plan Year.

(2)	Effective with the first Plan Year beginning on or after July 1, 2007, compensation for a Plan Year shall also include compensation paid no later than the later of 2-1/2 months after a Participant’s severance from employment with the Employer or the end of the Plan Year that includes the date of the Participant’s severance from employment. In such instances, compensation shall be included only if the payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and absent a severance from employment, the payments would have been paid to the Participant while the Participant continued in employment with the Employer. In addition, compensation shall include vacation and sick leave payouts that are paid no later than the later of 2-1/2 months after a Participant’s severance from employment with the Employer or the end of the Plan Year that includes the date of the Participant’s severance from employment.

(3)	Any payment not described in subparagraph (c)(i) or (2) above will not be included in compensation if paid after severance from employment, even if paid by the later of 2-1/2 months after a Participant’s severance from employment with the Employer or the end of the Plan Year that includes the date of the Participant’s severance from employment.”
     2. Section 6.1 of Article VI, entitled “Maximum Annual Benefit”, is amended in its entirety as follows:
     “6.1 MAXIMUM ANNUAL BENEFIT
     Notwithstanding any other provisions of the Plan, the aggregate annual retirement benefit that may be paid to a Retired Participant may not at any time within any limitation year exceed the limitations contained in Section 415 of the Code. For Plan purposes, the “limitation year” shall be the Plan Year, Plan benefits shall accrue and shall be paid in accordance with Section 415 of the Code and applicable Treasury regulations issued thereunder, the requirements of which are herein incorporated by reference to the extent not specifically provided for in this Section 6,1.

(a)	The maximum amount permitted under the Plan, and under all other defined benefit plans (as defined in Section 414(j) of the Code) maintained by the Employer or any controlled group member that must be aggregated with the Plan, payable as an annual benefit for the life of the Participant shall not exceed the lesser of:
(i)	$160,000 (as adjusted effective January 1 of each year under Section 415(d) of the Code in such mariner as the Secretary shall prescribe) or

(ii)	an amount equal to the Participant’s average annual compensation in his highest three-year consecutive period (as defined in Section 415(b) of the Code and the applicable Treasury regulations issued thereunder). The term “compensation” as used in this Section 6.1 is defined as “Section 415 Compensation” under Section 1.38 of the Plan.
If the Participant’s benefit accrual would exceed the maximum amount permitted as described in the preceding sentence, the Participant’s benefit shall be limited or the rate of accrual reduced. However, the foregoing limitations shall not reduce the Participant’s accrued benefit under all defined benefit plans of the Employer or a predecessor employer to be less than the accrued benefit under all defined benefit plans of the Employer or a predecessor employer as of the last day of the Plan Year before the Plan Year beginning in 2006, under provisions of such plans in effect before April 5, 2007. Effective January 1, 2002, benefit increases resulting from the increase in the limitations of Section 415(b) of the Code shall be provided to all employees participating in the Plan who have one hour of Service on or after the first day of the first limitation year ending after January 1, 2002.

(b)	In the case of a Participant who has not completed at least 10 years of participation in the Plan, the maximum amount of aggregate annual benefits in subparagraph 6.1(a)(i) above shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of participation in the Plan the Participant has completed (but not less than one) and the denominator of which is 10. In the case of a Participant who has not completed at least 10 years of service with the Employer, the maximum amount of aggregate annual benefits in subparagraph 6.1(a)(ii) above shall be multiplied by a fraction, the numerator of which is the number of years (or part thereof) of service with the Employer the Plan the Participant has completed (but not less than one) and the denominator of which is 10.

(c)	Effective for distributions in Plan Years beginning after January 1, 2003, the determination of the actuarially equivalent form of annual benefit other than a straight life annuity shall be made in accordance with subparagraph (i) or (ii) below. Notwithstanding any provision of this Section 6.1 to the contrary, all such adjustments shall be made as required under the Economic Growth and Tax Relief Reconciliation Act of 2001, the Pension Funding Equity Act of 2004, the Pension Protection Act of 2006, and any guidance published in the Internal Revenue Bulletin.

(i)	The actuarial equivalent shall be determined under this subparagraph (i) for any benefit in the form of a nondecreasing annuity (other than a straight life annuity) payable for a period of not less than the life of the Participant (or, in the case of a qualified preretirement survivor annuity, the life of the surviving Spouse), or a benefit form that decreases during the life of the Participant merely because of the death of the survivor annuitant (but only if the reduction is not below 50% of the benefit payable before the death of the survivor annuitant), or the cessation or reduction of Social Security supplements or qualified disability payments (as defined in Section 401(a)(11) of the Code.
(A)	For Plan Years beginning before July 1, 2007, the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greater amount: (I) the interest rate and mortality table used by the Plan for adjusting benefits in the same form, and (II) a 5% interest rate assumption and the mortality table prescribed by the Internal Revenue Service Revenue Ruling 2001-62 (or such other mortality table as may be prescribed by the Internal Revenue Service) for that annuity starting date.

(B)	For Plan Years beginning on or after July 1, 2007, the actuarially equivalent straight life annuity is equal to the greater of: (I) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same annuity starting date as the Participant’s form of benefit, and (II) the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using a 5% interest rate assumption and the mortality table (B) prescribed by Internal revenue service Revenue Ruling 2001-62 (or such other mortality table as may be prescribed by the Internal Revenue Service) for that annuity starting date.
(ii)	In determining the actuarial equivalent of a form of benefit other than a benefit form described in subparagraph 6.1(c)(i) above:
(A)	For an annuity starting date in 2004 or 2005, the actuarially equivalent straight life annuity is equal to the annual amount of the straight live annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greater annual amount: (I) the interest rate and mortality table used by the Plan for adjusting benefits in the same form; and (II) a 5.5% interest rate assumption and the mortality table prescribed by

Internal Revenue Service Revenue Ruling 2001-62 (or such other mortality table as may be prescribed by the Internal Revenue Service). However, if the annuity starting date of the Participant is in 2004, this subparagraph shall not cause the amount payable under the Participant’s form of benefit to be less than the amount calculated under the Plan, taking into account the limitations of this Section 6.1, except that the actuarially equivalent straight life annuity is equal to the annual amount of the straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form of benefit, computed using whichever of the following produces the greatest annual amount: (I) the interest rate and mortality table used by the Plan for adjusting benefits in the same form; (II) the applicable interest rate used by the Plan and the mortality table prescribed by Internal Revenue Ruling 2001-62 (or such other mortality table as may be prescribed by the Internal Revenue Service); and (III) the applicable interest rate (as in effect on the last day of the last Plan Year beginning before 2004, under provisions of the Plan then in effect) and the morality table prescribed by Internal Revenue Service Revenue Ruling 2001-62 (or such other mortality table as may be prescribed by the Internal Revenue Service).

(B)	For an annuity stalling date in a Plan Year beginning after 2005, the actuarially equivalent straight life annuity is equal to the annual amount of straight life annuity commencing at the same annuity starting date that has the same actuarial present value as the Participant’s form a benefit, computed using whichever of the following produces the greatest annual amount; (I) the interest rate and mortality table used by the Plan for adjusting benefits in the same form; (II) a 5.5% interest rate assumption and the mortality table prescribed by Internal Revenue Service Revenue Ruling 2001-62 (or such other mortality table as may be prescribed by the Internal Revenue Service), and (III) the interest rate used by internal Revenue Service Revenue Ruling 2006-62 (or such other mortality table as maybe prescribed by the Internal Revenue Service), divided by 1.05.
(d)	If a Participant’s annuity starting date is either before the date the Participant attains age 62 or after the date the Participant attains age 65, the maximum amount of aggregate annual benefits in subparagraph 6.1(a)(i) shall be adjusted according to this subparagraph (d). Notwithstanding any provision of this Section 6.1 to the contrary, all such adjustments shall be made as required under the Economic Growth and Tax Relief Reconciliation Act of 2001, the Pension Funding Equity Act of 2004, the Pension Protection Act of 2006, and any guidance published in the Internal Revenue Bulletin.

(i)	If the Participant’s annuity starting date is before age 62 or after age 65 and occurs in a Plan Year beginning before July 1, 2007, the maximum amount in subparagraph 6.1(a)(i) shall be adjusted so that it is the actuarial equivalent of said amount (adjusted under subparagraph 6.1(b) above for years of participation less than 10, if required), with the actuarial equivalent computed using whichever of the following produces the smaller annual amount: (A) the interest rate and mortality table used by the Plan, and (B) a 5% interest rate and the mortality table prescribed by Internal Revenue Service Revenue Ruling 2001-62 (or such other mortality table as may be prescribed by the Internal Revenue Service).

(ii)	If the Participant’s annuity starting date occurs before age 62 and in a Plan Year beginning on or after July 1, 2007, the maximum amount in subparagraph 6.1(a)(i) shall be adjusted so that it is the lesser of (A) the actuarial equivalent of said amount (adjusted under subparagraph 6.1(b) above for years of participation less than 10, if required), with the actuarial equivalent computed using a 5% interest rate and the mortality table prescribed by Internal Revenue Service Revenue Ruling 2001-62 (or such other mortality table as may be prescribed by the Internal Revenue Service) and (B) the maximum amount in subparagraph 6.1(a)(i) (adjusted under subparagraph 6.1(b) above for years of participation less than 10, if required) multiplied by the ratio of the annual amount of the Participant’s straight life annuity under the Plan at the Participant’s annuity starting date to the annual amount of the immediately commencing straight life annuity under the Plan at age 62, both determined without applying the limitation of this Section 6.1.

(iii)	If the Participant’s annuity starting date occurs after age 65 and in a Plan Year beginning on or after July 1, 2007, the maximum dollar limitation at the Participant’s annuity starting date shall be the lesser of (A) the actuarial equivalent of said amount (adjusted under subparagraph 6.1(b) above for years of participation less than 10, if required), with the actuarial equivalent computed using a 5% interest rate and the mortality table prescribed in Internal Revenue Service Revenue Ruling 2001-62 (or such other mortality table as may be prescribed by the Internal Revenue Service) and (B) the maximum amount in subparagraph 6.1(a)(i) (adjusted under subparagraph 6.1(b) above for years of participation less than 10, if required), multiplied by the ratio of the annual amount of the adjusted immediately commencing straight life annuity under the Plan at the Participant’s annuity starting date to the annual amount of the adjusted immediately commencing straight life annuity under the Plan at age 65, both determined without applying the limitations of this Section 6.1. For this purpose, the adjusted immediately commencing straight life annuity under the Plan at the Participant’s annuity starting date is the annual amount of such annuity payable to the Participant, computed disregarding the Participant’s accruals after age 65 but including actuarial adjustments even if those actuarial adjustments are used to offset accruals; and the adjusted immediately commencing straight life annuity under the Plan at age 65 is the annual amount of such annuity that would be payable under the Plan to a hypothetical Participant who is age 65 and has the same accrued benefit as the Participant.

(iv)	Notwithstanding the foregoing, any decrease in the adjusted defined benefit dollar limitation determined in accordance with this Section 6.1 shall not reflect any mortality decrement to the extent that benefits will not be forfeited upon the death of the Participant. If any benefits are forfeited upon death, the full mortality decrement is taken into account.”
IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by a duly authorized person this 7th day of November, 2008.

WITNESS	COLT DEFENSE LLC

/s/ J. Michael Magouirk	By:	/s/ Carlton S. Chen

	Title:	Secretary